SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                 FORM 8-K

                              CURRENT REPORT
                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported) May 6, 1999


                         AVONDALE INDUSTRIES, INC.
          (Exact name of registrant as specified in its charter)


         Louisiana                  0-16572                  39-1097012
(State or other jurisdiction (Commission File Number)      (IRS Employer
      of incorporation)                                 Identification No.)


       P.O. Box 50280, New Orleans, Louisiana                 70816
      (Address of principal executive offices)              (Zip Code)



                              (504) 436-2121
             (Registrant's telephone number, including area code)


                              Not Applicable
        (Former name or former address, if changed since last report.)



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ITEM 5.   OTHER EVENTS

     On May 6, 1999, Avondale Industries, Inc. (the "Registrant") issued the press release filed herewith as Exhibit 99.1 announcing that Litton Industries, Inc. submitted an unsolicited written proposal to acquire the Registrant in an all cash transaction for $38.00 per common share.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     (c)  Exhibits.

          99.1 Press release issued by the Registrant on May 6, 1999.

                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         AVONDALE INDUSTRIES, INC.



                         By:    /S/ THOMAS M. KITCHEN
                                       Thomas M. Kitchen
                           Vice President and Chief Financial Officer

Dated:    May 11, 1999